Exhibit 99.1
Benson Hill Announces one-for-thirty five (1-for-35) Reverse Stock Split

ST. LOUIS, MO - July 18, 2024 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a seed innovation company, announced that, following stockholder approval at the Company’s annual meeting held this morning, its board of directors (the “Board”) has approved a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of one-for-thirty five (1-for-35) (the “Reverse Stock Split”). The Company anticipates that the Reverse Stock Split will take effect at 4:01 p.m. Eastern Time/3:01 p.m. Central Time today (the “Effective Time”) and will be reflected in the market at the start of trading on the New York Stock Exchange (“NYSE”) tomorrow, Friday, July 19, 2024, on a split-adjusted basis. The Company’s shares will continue to trade on the NYSE under the symbol “BHIL” under a new CUSIP number (082490202). The Company’s publicly traded warrants will continue to be traded over-the-counter under the symbol BHILW under the same CUSIP number (082490111).

The Reverse Stock Split is being implemented, in part, to enable the Company to regain compliance with the continued listing requirements of the NYSE, which require, among other things, that the average closing price of the Common Stock for any 30 consecutive trading-day period not fall below $1.00 per share.

Once the Reverse Stock Split is implemented, each thirty five (35) outstanding shares of pre-split Common Stock will be automatically combined and reclassified into one (1) share of post-split Common Stock. The Company anticipates that the Reverse Stock Split will likely increase the Common Stock’s per share stock price by roughly the same factor. Following the Effective Time, as a result of the Reverse Stock Split the total number of shares of Common Stock issued and outstanding will be reduced from approximately 213 million to approximately 6 million. The Reverse Stock Split will not change the number of authorized shares of Common Stock, the terms of the Common Stock, or the relative voting power of the Company’s stockholders. The Reverse Stock Split does not otherwise affect the Company’s business, operations, or reporting requirements with the Securities and Exchange Commission (the “SEC”).

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, the Company will pay, or cause to be paid, to each stockholder who otherwise would have been entitled to a fraction of a share an amount in cash (without interest or deduction) equal to the closing price of the Common Stock on July 18, 2024, as reported on the NYSE, multiplied by the fractional share amount.

Following the Effective Time, the number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards, options and warrants, and the per share exercise or purchase price related thereto, if any, will be equitably adjusted in accordance with the terms of such securities and applicable equity incentive plans.

All shares of Common Stock are held in uncertificated form. As a result, registered stockholders are not required to take any action to receive post-Reverse Stock Split shares. Stockholders owning shares through an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and likewise will not be required to take any action in connection with the Reverse Stock Split.

For additional information regarding the Reverse Stock Split, investors may refer to the Company’s Definitive Proxy Statement filed with the SEC on June 14, 2024, as amended or supplemented, which is available on the SEC’s website at www.sec.gov.

About Benson Hill
Benson Hill is a seed innovation company that unlocks nature’s genetic diversity in soy quality traits through a combination of its proprietary genetics, its AI-driven CropOS® technology platform, and its Crop Accelerator. Benson Hill collaborates with strategic partners to create value throughout the agribusiness supply chain to meet the demand for better feed, food, and fuel. For more information, visit bensonhill.com or on X, formerly known as Twitter, at @bensonhillinc.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements include statements relating to management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements in this press release include, among other things, statements regarding: the Reverse Stock Split and its anticipated impacts and benefits, including the expectation that it will increase the per share trading price of the Company’s common stock in a manner sufficient for the Company to regain compliance with the NYSE’s minimum share price requirement; expectations regarding the timeline to implement the Reverse Stock Split; the anticipated impact of the Reverse Stock Split on the Company’s outstanding equity awards, options and warrants; and any implication that the Company will be able to maintain compliance with the NYSE’s other continued listing standards. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the risk that the Reverse Stock Split will fail to accomplish its anticipated results, including by failing to increase the per share trading price of the Company’s common stock for a sufficient period of time for the Company to regain compliance with the NYSE’s minimum share price requirement; risks that the Reverse Stock Split may not be implemented on the Company’s expected timeline; ongoing risks that Company may fail to comply with other NYSE continued listing requirements; risks relating to the proper and timely execution of the Reverse Stock Split by the Company and various third parties, including the Company’s transfer agent; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is available on the SEC's website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
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Contacts
Investors: Tana Murphy: (314) 579-3184 / investors@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com
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